EXHIBIT 23.2




         [ROWLES & COMPANY, LLP LETTERHEAD]



Board of Directors
Glen Burnie Bancorp


  We hereby consent to the incorporation by reference of our report on the consolidated financial statements of Glen Burnie Bancorp as of December 31, 1995 and for the year then ended in Post-Effective Amendment No. 1 to the Company's Registration Statement for its Dividend Reinvestment Plan and Stock Purchase Plan on Form S-3 (File no. 333-37033).


                                  /s/ Rowles & Company, LLP


Baltimore, Maryland
November 4, 1998